Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	May 4, 2004
Executive Vice President
and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President
and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES, May 4, 2004 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2004, with net income of $6.0 million, or $0.21 per share, compared to $10.9 million, or $0.40 per share, in the first quarter of 2003. Revenues from continuing operations in the current quarter totaled $54.6 million, compared to $53.0 million in the prior year’s first quarter. Funds from operations (FFO) in the first quarter totaled $21.0 million, or $0.65 per share, compared to $26.3 million, or $0.83 per share, in the first quarter of 2003. Included in first quarter 2004 Net Income and FFO was a $0.02 per share unrealized loss related to a property held for sale. Financial results in the first quarter of 2003 included a lease termination fee that added $0.13 per share to Net Income and FFO.

All per-share amounts in this report are presented on a diluted basis.

“Leasing efforts remain a key priority at KRC as the California economy works to regain stronger forward momentum,” said John B. Kilroy, Jr., the company’s president and CEO. “We made steady progress during the first quarter, increasing our stabilized occupancy to 91%, with particular success in coastal San Diego, which remains one of the strongest real estate markets in the nation today.”

Within the company’s committed development and redevelopment programs, KRC has two properties in lease-up totaling approximately 277,000 square feet of space, and one property undergoing redevelopment totaling approximately 248,000 square feet. This committed development pipeline represents a total estimated investment of approximately $147 million, of which $116 million has been spent to date.

Earnings guidance for 2004 will be discussed by KRC management during the company’s May 5, 2004 earnings conference call. The call will begin at 11:00 am PDT and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (800) 915-4836. A replay of the conference call will be available via phone through May 12, 2004 at (800) 428-6051, reservation #342532 or via the Internet at the company’s website.

Some of the information presented in this release is forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein,

Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. KRC is currently active in office development and redevelopment in Los Angeles and San Diego counties. At March 31, 2004, the company owned 7.2 million square feet of commercial office space and 4.9 million square feet of industrial space. More information is available at www.kilroyrealty.com.

KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Revenues from continuing operations	$54,574	$53,020
Revenues including discontinued operations	$55,422	$55,016
Net income available to common stockholders (1)	$5,984	$10,929
Weighted average common shares outstanding-basic	28,117	27,221
Weighted average common shares outstanding-diluted	28,303	27,430
Net income per share of common stock-basic	$0.21	$0.40
Net income per share of common stock-diluted	$0.21	$0.40
Funds From Operations (2) (3)	$20,956	$26,320
Weighted average common shares/units outstanding-basic (4)	32,268	31,453
Weighted average common shares/units outstanding-diluted (4)	32,454	31,662
Funds From Operations per common share/unit-basic (4)	$0.65	$0.84
Funds From Operations per common share/unit-diluted (4)	$0.65	$0.83
Common shares outstanding at end of period	28,328	27,475
Common partnership units outstanding at end of period	4,148	4,222

Total common shares and units outstanding at end of period	32,476	31,697

	March 31, 2004	March 31, 2003
Stabilized portfolio occupancy rates:
Los Angeles	81.5%	83.9%
Orange County	95.3%	98.7%
San Diego	93.4%	89.6%
Other	92.9%	93.9%

Weighted average total	90.9%	92.2%

Total square feet of stabilized properties owned at end of period:
Office	7,183	7,055
Industrial	4,879	4,881

Total	12,062	11,936

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations is included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common shareholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31, 2004	December 31, 2003
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$289,317	$289,730
Buildings and improvements, net	1,297,624	1,305,145
Undeveloped land and construction in progress, net	124,911	131,411

Total real estate held for investment	1,711,852	1,726,286
Accumulated depreciation and amortization	(329,409)	(321,372)

Real estate held for investment, net	1,382,443	1,404,914
Property held for sale, net	18,303

Total real estate assets, net	1,400,746	1,404,914

Cash and cash equivalents	6,730	9,892
Restricted cash	9,785	8,558
Current receivables, net	5,988	4,919
Deferred rent receivables, net	39,288	36,804
Deferred leasing costs, net	36,094	36,651
Deferred financing costs, net	3,318	3,657
Prepaid expenses and other assets	7,416	7,240

TOTAL ASSETS	$1,509,365	$1,512,635

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$617,294	$526,048
Unsecured line of credit	150,000	235,000
Accounts payable, accrued expenses and other liabilities	40,908	41,147
Accrued distributions	16,477	16,369
Rents received in advance, tenant security deposits and deferred revenue	19,332	20,904

Total liabilities	844,011	839,468

MINORITY INTERESTS:
7.450% Series A Cumulative Redeemable
Preferred unitholders(1)	73,653	73,716
9.250% Series D Cumulative Redeemable
Preferred unitholders	44,321	44,321
Common unitholders of the Operating Partnership	65,094	66,502

Total minority interests	183,068	184,539

STOCKHOLDERS’ EQUITY:
7.800% Series E Cumulative Redeemable Preferred stock	38,437	38,437
Common stock	283	282
Additional paid-in capital	512,359	508,568
Deferred compensation	(2,839)	(852)
Distributions in excess of earnings	(61,487)	(53,449)
Accumulated net other comprehensive loss	(4,467)	(4,358)

Total stockholders’ equity	482,286	488,628

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,509,365	$1,512,635

(1)	On March 5, 2004, the Company amended the terms of its Series A Cumulative Redeemable Preferred Units (“Series A Preferred Units”) to reduce the distribution rate and extend the redemption date to September 30, 2009. Commencing March 5, 2004, distributions on the Series A Preferred Units accrued at an annual rate of 7.45%. Prior to March 5, 2004, distributions on the Series A Preferred Units accrued at an annual rate of 8.075%.

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
REVENUES:
Rental income	$48,075	$42,917
Tenant reimbursements	5,479	5,579
Other property income	1,020	4,524

Total revenues	54,574	53,020

EXPENSES:
Property expenses	9,156	8,405
Real estate taxes	4,015	3,784
Provision for bad debts	258	421
Ground leases	330	319
General and administrative expenses	7,249	3,858
Interest expense	9,210	7,688
Depreciation and amortization	14,043	13,508

Total expenses	44,261	37,983

OTHER INCOME:
Interest and other income	307	46

Total other income	307	46

Income from continuing operations before minority interests	10,620	15,083
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(2,521)	(3,375)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(877)	(1,565)

Total minority interests	(3,398)	(4,940)

Income from continuing operations	7,222	10,143
Discontinued operations:
Revenues from discontinued operations	848	1,996
Expenses from discontinued operations	(466)	(1,089)
Impairment loss on property held for sale	(726)
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(109)	(121)

Total (loss) income from discontinued operations	(453)	786

Net income	6,769	10,929
Preferred dividends	(785)

Net income available for common shareholders	$5,984	$10,929

Weighted average shares outstanding-basic	28,117	27,221
Weighted average shares outstanding-diluted	28,303	27,430

Net Income per common share-basic	$0.21	$0.40

Net Income per common share-diluted	$0.21	$0.40

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Net income available for common shareholders	$5,984	$10,929
Adjustments:
Minority interest in earnings of Operating Partnership	986	1,686
Depreciation and amortization	13,986	13,705

Funds From Operations (1) (2)	$20,956	$26,320

Weighted average common shares/units outstanding-basic	32,268	31,453
Weighted average common shares/units outstanding-diluted	32,454	31,662

Funds From Operations per common share/unit-basic	$0.65	$0.84

Funds From Operations per common share/unit-diluted	$0.65	$0.83

(1)	Management believes that Funds From Operations ("FFO") is a useful supplemental measure of the Company's operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts ("REITs") may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company's operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.